                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       Span-America Medical Systems, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    (Span-America Medical Systems, Inc. logo)

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606

 -------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 3, 1998

 -------------------------------------------------------------------------------
     TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.
          Notice is hereby given that the Annual Meeting of Shareholders
     (the "Annual Meeting") of Span-America Medical Systems, Inc. (the "Company") will be held at the Company's headquarters at 70 Commerce
     Ctr., Greenville, South Carolina, on February 3, 1998, at 9:00 a.m.,
     for the purpose of considering and acting upon the following matters:
          (1) the election of three directors, each for a term of three years;
          (2) the proposal to approve the Span-America Medical Systems,
              Inc. 1997 Stock Option Plan; and
          (3) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
          The Board of Directors has fixed the close of business on
     December 17, 1997 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.
          YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND
     THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER
     WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.
                                             By Order of the Board of
                                             Directors,
                                             /s/ Richard C. Coggins
                                             RICHARD C. COGGINS
                                             SECRETARY
         December 30, 1997
         Greenville, South Carolina
                    PLEASE RETURN THE ENCLOSED PROXY IMMEDIATELY

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606
                                 (864) 288-8877
                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 3, 1998
SOLICITATION OF PROXIES
     This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors ("the Board") of Span-America Medical Systems, Inc. (the "Company") to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on February 3, 1998 at the Company's headquarters at 70 Commerce Ctr., Greenville, South Carolina. The approximate mailing date of these Proxy Materials is December 30, 1997.
VOTING AT THE ANNUAL MEETING
     Shareholders of record at the close of business on December 17, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 3,097,838 shares of the Company's no par value common stock (the "Common Stock"). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of December 17, 1997 (the "Record Date") is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the Nominees described herein, FOR the proposal to approve the Span-America Medical Systems, Inc. 1997 Stock Option Plan, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.
     Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company's transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. The proposal to approve the Span-America Medical Systems, Inc. 1997 Stock Option Plan will be approved if a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, broker non-votes are not counted for purposes of determining the votes cast for directors. Broker non-votes and abstentions each has no effect upon the proposal to approve the Span-America Medical Systems, Inc. 1997 Stock Option Plan.
REVOCATION OF PROXIES
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606, Attention: Secretary.
                                       1

                             ELECTION OF DIRECTORS
     The number of the Company's directors is currently set at nine persons in accordance with the Company's Articles of Incorporation. As provided in the Company's Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated Richard C. Coggins, James D. Ferguson, and Brien Laing to serve as directors under terms which will expire at the 2001 annual meeting of shareholders or when their successors are duly elected. Brien Laing intends to serve as director until the 1999 annual meeting of shareholders, at which time he will retire from the Board, having reached the Board's normal retirement age, and a successor will be elected to fill his unexpired term.
     Unless authority to vote with respect to the election of one or more nominees is "WITHHELD," it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. All of these nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the persons named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.
     Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company's Articles of Incorporation provide that cumulative voting is not available in the election of directors.
INFORMATION REGARDING NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS
     The following table sets forth the names and ages of the three nominees for director and the directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

                                                                                  DIRECTOR
NAME                           AGE     POSITION OR OFFICE WITH THE COMPANY         SINCE
---------------------------    ---     ---------------------------------------    --------
                    NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2001
Richard C. Coggins             40      Director, Chief Financial Officer, Vice      1993
                                       President and Secretary
James D. Ferguson              40      President and Chief Executive Officer          --
Brien Laing                    71      Director, Chairman of the Board              1988
                     CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000
Roy W. Black                   61      Director                                    1997
Thomas D. Henrion              55      Director                                     1996
Douglas E. Kennemore, M.D.     65      Director                                     1975
                     CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999
Thomas F. Grady, Jr.           55      Director                                     1975
J. Ernest Lathem, M.D.         64      Director                                     1996
James M. Shoemaker, Jr.        65      Director                                     1992

BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS
     Mr. Coggins joined the Company as Controller in May 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company's Chief Financial Officer, Vice President and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.
     Mr. Ferguson joined the Company as Materials Manager in April 1990. He was promoted to Plant Manager of the Company's contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in August 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.
     Mr. Laing retired in 1988 from his most recent position as Vice President of Corporate Distribution for Baxter Healthcare Corporation ("Baxter"). Baxter is engaged in the business of manufacturing and distributing
                                       2
medical products. From 1949 until 1986, Mr. Laing was employed by American Hospital Supply Corporation (which was acquired by Baxter in 1986), where he served in various positions, including Sales Representative, Sales Training Director, Vice President of Sales, President of American Hospital Supply Division and Corporate Group Vice President of American Hospital Supply Corporation.
     Mr. Black retired on January 1, 1997 from his positions with Johnson and Johnson, Inc., where he had been employed by several of its companies in various sales, marketing, and executive roles since 1961. He has served since 1994 as Vice-Chairman, Board of Directors of Johnson and Johnson Professional, Inc. and Vice President of Johnson and Johnson International, Inc. Both companies manufacture products for neurospinal, joint replacement, and other surgical applications. Since 1989, Mr. Black has also served as Vice-Chairman, Board of Directors of Codman and Shurtleff, Inc., which manufactures surgical instruments, implants, equipment, and other surgical products primarily for neurological surgery. From 1982 to 1989, Mr. Black was President and Chief Executive Officer of Codman and Shurtleff, Inc., a subsidiary of Johnson and Johnson, Inc. Mr. Black also serves as a director of Spinal Concepts, Inc.
     Mr. Henrion has been President and Chief Executive Officer of FoodService Purchasing Cooperative, Inc. (the "Cooperative") in Louisville, Kentucky since 1980. The Cooperative provides equipment, food, packaging items, and financial services to quick service restaurant operators including KFC, Taco Bell, Dairy Queen, Fazoli's, and Long John Silver's, Inc. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.
     Dr. Kennemore has been engaged in the private practice of neurosurgery in Greenville, South Carolina since 1965.
     Mr. Grady has been employed by Federal Paper Board Company, Inc. since 1971, serving in various sales and marketing management positions. Federal Paper Board Company, Inc. was acquired by International Paper Company in 1996. Mr. Grady is currently Vice President of Sales with International Paper Company.
     Dr. Lathem retired in 1993 after 28 years in the private practice of urological surgery in Greenville, South Carolina. He is a director of Southern National Corporation and one of its subsidiaries, BB&T of South Carolina. He has also served as a director of several closely held corporations.
     Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since 1965 and concentrates his practice in corporate and securities law. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Palmetto Bancshares, Inc., and Ryan's Family Steak Houses, Inc. MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During the 1997 fiscal year, the Board of Directors held five meetings. All directors attended 100% of these meetings and meetings of committees of the Board on which such directors served during the 1997 fiscal year.
     The Audit Committee is comprised of Messrs. Shoemaker, Kennemore and Henrion. The Audit Committee met one time during the 1997 fiscal year. The Audit Committee reviews the scope and results of the audit by the independent auditors and the adequacy of the Company's system of internal accounting controls and procedures, proposes the appointment of the independent auditors subject to approval of the Board and approves the fees paid for services rendered by such auditors.
     The Compensation Committee is comprised of Messrs. Laing, Grady, and Robert
A. Whitehorne. Mr. Whitehorne's term as a director expires at the Annual Meeting. The Compensation Committee met two times during the 1997 fiscal year. The Compensation Committee reviews and approves the remuneration of officers of the Company and reviews the overall compensation programs of the Company. The Compensation Committee's report is included below under "Board Compensation Committee Report On Executive Compensation."
     The Board does not have a standing nominating committee. The functions of the nominating committee are performed by the outside directors.
     The Executive Committee is comprised of Messrs. Laing, Shoemaker and Whitehorne. It met one time during fiscal year 1997. The Executive Committee serves in an advisory capacity to the senior management of the Company.
                                       3

                        EXECUTIVE OFFICERS AND OFFICERS
     The following table sets forth all of the executive officers and officers of the Company as of the Record Date, and their respective ages, Company positions and offices, and periods during which they have served in such positions and offices. Of these officers, Messrs. Ferguson and Coggins are executive officers. There are no persons who have been selected by the Company to serve as its officers who are not set forth in the following table.

                                                                         COMPANY
NAME                   AGE       COMPANY OFFICES CURRENTLY HELD       OFFICER SINCE
-------------------    ---     -----------------------------------    -------------
James D. Ferguson      40      President and Chief Executive               1995
                                 Officer
Robert E. Ackley       43      Vice President -- Consumer Sales            1995
Richard C. Coggins     40      Vice President, Secretary and Chief         1987
                                 Financial Officer
Melinda J. Gage        53      Vice President -- Human Resources           1996
Edmund K. Maier        43      Vice President -- Marketing/R&D             1996
Clyde A. Shew          40      Vice President -- Medical Sales             1996

     The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS AND OFFICERS
     Mr. Ferguson's business experience is set forth above under "Business Experience of Nominees and Directors."
     Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, and Vice President of Consumer Sales in 1996. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.
     Mr. Coggins' business experience is set forth above under "Business Experience of Nominees and Directors."
     Ms. Gage joined the Company in 1987 as Executive Assistant. She became Personnel Manager in 1989, Director of Human Resources in 1991, and Vice President of Human Resources in 1996. From 1974 to 1987 she worked for North County Health Services in California where her final position was Administrative Services Coordinator.
     Mr. Maier joined the Company as Vice President of Marketing/R&D in 1996. Prior to joining the Company, Mr. Maier was President of Embracing Concepts, Inc. ("ECI") in Rochester, New York. Founded by Mr. Maier in 1988, ECI was a manufacturer of specialty seating products for the health care market. The Company acquired the assets of ECI in February 1996.
     Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.
                                       4

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The information set forth below is furnished as of December 17, 1997, with respect to Common Stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person's shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

                                  AMOUNT/NATURE
       NAME AND ADDRESS           OF BENEFICIAL     PERCENT
     OF BENEFICIAL OWNER            OWNERSHIP       OF CLASS
------------------------------    -------------     --------
 BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON
                           STOCK
Donald C. Spann                      341,380(1)       11.0%(1)
358 East Parkins Mill Road
Greenville, SC 29607
Douglas E. Kennemore, M.D.           205,876(2)        6.6%(2)
27 Memorial Medical Drive
Greenville, SC 29605
Dimensional Fund Advisors            191,900(3)        6.2%(3)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Robert Wilner                        173,072(4)        5.6%(4)
Edgar Road
Greenwich, CT 06830
                   DIRECTORS AND NOMINEES
Roy W. Black                           6,000              *
Richard C. Coggins                    24,632(5)           *(5)
James D. Ferguson                      9,751(6)           *(6)
Thomas F. Grady, Jr.                  25,595(7)           *(7)
Thomas D. Henrion                      9,000              *
Douglas E. Kennemore, M.D.           205,876(2)        6.6%(2)
Brien Laing                           11,000(8)           *(8)
J. Ernest Lathem, M.D.                 8,000              *
James M. Shoemaker, Jr.               21,000(2)           *(2)
Robert A. Whitehorne                  33,640(2)        1.1%(2)
                     EXECUTIVE OFFICERS
James D. Ferguson                      9,751(6)           *(6)
Richard C. Coggins                    24,632(5)           *(5)
                       NAMED OFFICERS
Robert E. Ackley                      24,688(9)           *(9)
Edmund K. Maier                       11,000(10)          *(10)
Clyde A. Shew                          2,000(10)          *(10)
        DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
All Directors and Executive          354,494          11.3%
Officers of the Company as a
Group (10 persons)

                                       5

---------------
 (1) The figure shown as beneficially owned by Mr. Spann includes an aggregate of 22,200 shares owned by his spouse and excludes 620 shares owned by his adult children. Mr. Spann disclaims beneficial ownership with respect to the shares owned by his children. The share information for Mr. Spann is based upon records from the Transfer Agent dated December 17, 1997.
 (2) The shares shown as beneficially owned by Messrs. Kennemore, Shoemaker, and Whitehorne include 3,000 shares which are currently not outstanding but which are subject to options which are exercisable within 60 days of the Record Date.
 (3) The figure shown as beneficially owned by Dimensional Fund Advisors is based on information provided by the owner as of September 30, 1997.
 (4) The figure shown as beneficially owned by Mr. Wilner excludes 16,320 shares owned by his spouse and 1,430 shares owned by his adult children. Mr. Wilner disclaims beneficial ownership with respect to these shares. The share information for Mr. Wilner is based upon information provided by the owner as of December 22, 1997.
 (5) The shares shown as beneficially owned by Mr. Coggins include 22,000 shares which are currently not outstanding but which are subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.
 (6) The shares shown as beneficially owned by Mr. Ferguson include 8,800 shares which are currently not outstanding but which are subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.
 (7) The figure shown as beneficially owned by Mr. Grady excludes an aggregate of 7,109 shares owned by his adult children. Mr. Grady disclaims beneficial ownership with respect to these shares. This figure also includes 3,000 shares which are currently not outstanding but which are subject to options held by Mr. Grady which are exercisable within 60 days of the Record Date.
 (8) The shares shown as beneficially owned by Mr. Laing are owned jointly with his spouse. This figure also includes 3,000 shares which are currently not outstanding but which are subject to options held by Mr. Laing which are exercisable within 60 days of the Record Date.
 (9) The shares shown as beneficially owned by Mr. Ackley include 23,000 shares which are not currently outstanding but which are subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.
(10) The shares shown as beneficially owned by Messrs. Maier and Shew are not currently outstanding but are comprised of options held by the officers which are exercisable within 60 days of the Record Date.
  * Less than one percent.
                                       6

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table shows, for the 1997, 1996, and 1995 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 1997 (the "Named Officers").
                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                                                               AWARDS
                                                                                            ------------
                                                         ANNUAL COMPENSATION                 SECURITIES
                                             -------------------------------------------     UNDERLYING      ALL OTHER
                                                                          OTHER ANNUAL        OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)      SARS (#)          ($)
-----------------------------------  ----    ----------    ---------    ----------------    ------------    ------------
James D. Ferguson                    1997       112,604      66,735             (1)            30,300            3,427(2)
President/CEO                        1996        79,251           0             (1)            10,000            3,142
                                     1995        72,250           0             (1)                 0            1,662
Robert E. Ackley                     1997        94,583      38,501             (1)            14,500            2,656(3)
VP -- Consumer Sales                 1996        89,721           0             (1)             7,500            3,349
                                     1995        85,417           0             (1)                 0            3,272
Richard C. Coggins                   1997        98,667      39,357             (1)            15,000            2,574(4)
Chief Financial Officer              1996        91,388           0             (1)             7,500            3,250
VP and Secretary                     1995        87,000           0             (1)                 0            3,175
Edmund K. Maier                      1997        93,500      38,501             (1)            14,000            2,946(5)
VP -- Marketing/R&D                  1996        57,955           0             (1)            25,000            2,820
                                     1995           n/a         n/a            n/a                n/a              n/a
Clyde A. Shew                        1997        98,906      40,640             (1)            19,500           32,959(6)
VP -- Medical Sales                  1996        27,045           0             (1)                 0              338
                                     1995           n/a         n/a            n/a                n/a              n/a

---------------
(1) Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.
(2) This amount is comprised of (i) contributions of $2,242 to the Company's 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, and (ii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.
(3) This amount is comprised of (i) contributions of $1,664 to the Company's 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.
(4) This amount is comprised of (i) contributions of $1,725 to the Company's 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, and (ii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.
(5) This amount is comprised of (i) contributions of $1,650 to the Company's 401(k) plan by the Company on behalf of Mr. Maier to match pre-tax deferral contributions, all of which is vested, and (ii) $1,296 in annual premiums paid by the Company on behalf of Mr. Maier for life insurance not generally available to all Company employees. The Company did not employ Mr. Maier in fiscal 1995.
(6) This amount is comprised of (i) contributions of $1,744 to the Company's 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, (ii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees, and (iii) $30,000 paid to Mr. Shew for relocation expenses. The Company did not employ Mr. Shew in fiscal 1995.
                                       7

OPTION/SAR GRANTS IN FISCAL YEAR 1997
     The following stock options were granted during fiscal year 1997 to the Named Officers.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                          PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                           NUMBER OF         TOTAL                                           AT ASSUMED RATES OF STOCK
                          SECURITIES     OPTIONS/SAR'S   EXERCISE     MARKET                   PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO      OR BASE    PRICE ON                       OPTION TERM
                         OPTIONS/SAR'S   EMPLOYEES IN      PRICE      GRANT     EXPIRATION   --------------------------
NAME                      GRANTED (#)     FISCAL YEAR     ($/SH)     DATE (1)      DATE      0% ($)   5% ($)    10% ($)
-----------------------  -------------   -------------   ---------   --------   ----------   ------   -------   -------
James D. Ferguson             9,000(2)          7%         $4.16      $ 4.16     11/27/06         0    23,546    59,670
                             11,300(3)          9%          4.00        4.50     03/26/07     5,650    37,629    86,692
                             10,000(2)          8%          4.81        4.81     04/27/07         0    30,250    76,659
Robert E. Ackley              5,000(2)          4%          4.16        4.16     11/27/06         0    13,081    33,150
                              9,500(3)          7%          4.00        4.50     03/26/07     4,750    31,635    72,882
Richard C. Coggins            5,000(2)          4%          4.16        4.16     11/27/06         0    13,081    33,150
                             10,000(3)          8%          4.00        4.50     03/26/07     5,000    33,300    76,718
Edmund K. Maier               5,000(2)          4%          4.16        4.16     11/27/06         0    13,081    33,150
                              9,000(3)          7%          4.00        4.50     03/26/07     4,500    29,970    69,047
Clyde A. Shew                 5,000(2)          4%          4.44        4.44     10/25/06         0    13,961    35,381
                              5,000(2)          4%          4.16        4.16     11/27/06         0    13,081    33,150
                              9,500(3)          7%          4.00        4.50     03/26/07     4,750    31,635    72,882

---------------
(1) Based on the average of the high and low sales prices on the grant date.
(2) The options shown will become exercisable at a rate of 20% per year beginning July 1, 1997. In addition, the Plan contains certain customary conditions for the early expiration of the options.
(3) The options shown will become fully exercisable on January 1, 2002. However, if the Company achieves specified levels of operating profit and return on beginning shareholders' equity during fiscal year 1999, the options will become fully exercisable on January 1, 2000.
OPTION/SAR EXERCISES AND YEAR-END VALUES
     The following table sets forth information with respect to the Company's Named Officers concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of the 1997 fiscal year.
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS AT
                                                                            YEAR-END (#)               FISCAL YEAR-END ($)(1)
                                 SHARES ACQUIRED       VALUE        ----------------------------    ----------------------------
NAME                             ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------   ---------------    ------------    -----------    -------------    -----------    -------------
James D. Ferguson                        0                 0            8,800          32,500          10,912          56,550
Robert E. Ackley                         0                 0           23,000          18,000          52,800          33,120
Richard C. Coggins                       0                 0           22,000          19,500          45,600          35,490
Edmund K. Maier                          0                 0           11,000          28,000           4,290          31,920
Clyde A. Shew                            0                 0            2,000          17,500           3,900          36,925

---------------
(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of September 26, 1997 (based on the closing sales price of $6.25 as reported by NASDAQ).
                                       8

EMPLOYMENT CONTRACT
     The Company entered into an employment agreement (the "Agreement") with Edmund K. Maier in February 1996 pursuant to the acquisition agreement by which the Company acquired the assets of Embracing Concepts, Inc., Mr. Maier's former employer. The Agreement provides that the Company will employ Mr. Maier for a period of three years following the date of the Agreement unless sooner terminated as provided therein by reason of (a) death; (b) mental or physical disability; (c) mutual agreement; (d) certain corporate changes; (e) by the Company for "Just Cause" (as defined in the Agreement); or (f) by Mr. Maier's voluntary resignation. In the event Mr. Maier's employment is terminated by reason of (a), (b), (c), or (d), Mr. Maier shall continue to receive his annual salary; provided, however, in the event of disability such salary shall be reduced by any amount of insurance proceeds paid or payable to Mr. Maier. In the event Mr. Maier's employment is terminated by reason of (e) or (f), he shall not be entitled to any additional compensation from the date of termination. The Agreement also specifies for Mr. Maier a minimum compensation of $90,000 per year, a stock option grant for 25,000 shares of Common Stock, employment benefits, non-disclosure of confidential information and non-compete covenants for a period of 24 months after he ceases to be employed by the Company.
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions with respect to the compensation of the Company's Named Officers are made by the three-member Compensation Committee of the Board comprised of Messrs. Laing, Grady, and Whitehorne. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's Named Officers are reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company's compensation policies for 1997 with respect to the Named Officers of the Company.
COMPENSATION COMMITTEE REPORT
  GENERAL COMPENSATION POLICIES WITH RESPECT TO NAMED OFFICERS
     The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.
     The Named Officers' overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company's performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.
     Compensation paid to the Company's Named Officers in fiscal year 1997, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, matching contributions paid with respect to the Company's 401(k) plan, payments made pursuant to the Company's Management Bonus Plan (the "Bonus Plan"), and certain benefits. Payments under the Company's 401(k) plan are made to all employees on a non-discriminatory basis.
  RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION
     The Compensation Committee believes that a significant portion of the Named Officers' compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Bonus Plan. Participants in the Bonus Plan include officers and members of the Company's senior management team. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company's operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year's earnings and must be consistent with the Company's long-term growth goals. The Bonus Plan is structured so
                                       9
that each participant has an opportunity to earn in bonuses approximately 30% of his or her base salary if the Company reaches 100% of the target earnings performance. The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than 90% of the target earnings, to a maximum of 45% if the Company's earnings exceed approximately 130% of target earnings and if certain predefined individual goals are met. Approximately 40% of each participant's bonus earnings is contingent on achievement of these specific individual goals. These individual goals are determined by the chief executive officer and reviewed by the Compensation Committee.
     Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company's operating and strategic plans. This form of compensation, however, is generally not as substantial as payments pursuant to the Bonus Plan.
  SALARIES, CASH BONUSES, STOCK OPTION GRANTS, INCENTIVE PAYMENTS
     The 1997 salary levels of the Company's Named Officers were determined on the anniversary date of the employee's last performance review and were based generally on the criteria set forth above. Each employee of the Company, including the Named Officers, is assigned a particular job grade level. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. A salary range has been assigned to each job grade level based on input from independent consultants and the Company's management. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company's salary administration plan.
  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER DURING FISCAL 1997
     Mr. Ferguson's compensation is determined by the Compensation Committee using the same factors as those applied to other Company officers as described above. The Compensation Committee granted Mr. Ferguson the stock options shown in the table entitled "Option/SAR Grants in Last Fiscal Year" to reward Mr. Ferguson for the increased responsibility associated with his position.
  OTHER COMPENSATION PLANS
     The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer's and Named Officers' benefits provided under these plans (which is not set forth in any of the tables) totalled less than 10% of their cash compensation in fiscal year 1997. Benefits under these plans generally are not directly or indirectly tied to Company performance.
                                             Submitted by the Compensation
                                             Committee
                                             Brien Laing
                                             Thomas F. Grady, Jr.
                                             Robert A. Whitehorne
COMPENSATION OF NON-EMPLOYEE DIRECTORS
     Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. Including the value on the date of receipt of the Common Stock received in January 1997, no director received more than $13,250 in fiscal 1997 for his services as a director.
     Directors who are also employees of the Company do not receive compensation for their services as directors.
                                       10

                               PERFORMANCE GRAPH
     The following graph sets forth the performance of the Company's Common Stock for the five-year period from October 3, 1992 through September 27, 1997 as compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by a unaffiliated third party and is comprised of all exchange-listed companies having the standard industry classification code 3842 (which relates to medical products and supplies). The companies included in the peer group index are shown below. All stock prices reflect the reinvestment of cash dividends.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.
                    A PEER GROUP, AND THE RUSSELL 2000 INDEX


(The Performance Graph appears here. The plot points are listed in the table below.)

                         1993       1994       1995       1996       1997
Span-America Medical
   Systems, Inc.         78.87      84.29      76.25      75.68     101.67
Peer Group               85.09      93.37     149.64     150.56     178.26
Russell 2000            133.16     136.72     168.67     191.01     254.35


                     COMPANIES INCLUDED IN PEER GROUP INDEX
                   STANDARD INDUSTRY CLASSIFICATION CODE 3842
Allied Healthcare Products, Inc.
Armor Holdings, Inc.
ATS Medical, Inc.
Bio-Vascular, Inc.
Biomet, Inc.
Cardima, Inc.
Chad Therapeutics, Inc.
Collagen Corp.
Contour Medical, Inc.
Cross Medical Products, Inc.
Depuy, Inc.
Eastco Industrial Safety
Eclipse Surgical Technology, Inc.
Exactech, Inc.
Guardian Technologies   International, Inc.
Hanger Orthopedic Group
Innovasive Devices, Inc.
Invacare Corp.
Isolyser Co., Inc.
Koala Corporation
Lakeland Industries, Inc.
Langer Biomechanics Group, Inc.
Lehigh Group, Inc.
Life Medical Science, Inc.
Lifequest Medical, Inc.
Maxxim Medical, Inc.
Medical Action Industries, Inc.
Mentor Corp.
Mine Safety Appliance Co.
Minimed, Inc.
National Healthcare Manufacturing
  Corp.
Orthofix International N.V.
Possis Medical, Inc.
Resound Corp.
Respironics, Inc.
Sofamor/Danek Group, Inc.
Span-America Medical Systems, Inc.
Sparta Surgical Corp.
Spine-Tech, Inc.
Steris Corp.
Sulzer Medica AG Winterthur
Sunrise Medical, Inc.
Tecnol Medical Prods, Inc.
Thermedics, Inc.
Water-Jel Technologies
Wyant Corp.
                                       11

                              CERTAIN TRANSACTIONS
     The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Shoemaker, a director of the Company, serves as general counsel to the Company. Fees paid to this law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 1997 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.
                  PROPOSAL TO ADOPT THE 1997 STOCK OPTION PLAN
                           (ITEM NO. 2 ON THE PROXY)
     The Board of Directors and the Compensation Committee recommend that the shareholders of the Company approve adoption by the Company of the Span-America Medical Systems, Inc. 1997 Stock Option Plan (the "Plan"). Under the Plan, the Board (or a Committee of the Board (the "Committee")) would have the discretion to grant options for up to an aggregate maximum of 200,000 shares of the Company's Common Stock. This maximum number of shares may be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or other change in the characteristics of the shares of Common Stock of the Company. The Board and Compensation Committee recommend approval of the Plan because it will provide the Company's employees who participate in the Plan with an incentive to maximize shareholder value.
     The purpose of the Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of officers and key employees in the financial performance of the Company by enabling the Company to attract and retain officers and key employees of outstanding competence and by providing such officers and key employees with an equity opportunity in the Company. The Board or a Committee of the Board shall administer the Plan.
     Participation in the Plan is determined by the Board or Committee and is limited to those officers and key employees of the Company or any of its subsidiaries, who may or may not be members of the Board of Directors, who have the greatest impact on the Company's long-term performance. In making any determination as to the officers and key employees to whom options shall be granted and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan. Directors who are not also officers and key employees are not eligible to participate in the Plan. The Company believes that approximately eight employees of the Company are currently eligible to participate in the Plan.
     The term of each option shall be established by the Board or Committee, but shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary) from the date of grant. Each option will be exercisable according to such schedule as the Board of Directors or Committee may determine. The recipient of an option will not pay the Company any amount at the time of receipt of the option. If an option shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Plan.
                                       12

     In the discretion of the Board of Directors or Committee, options granted under the Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an incentive stock option. The difference between the exercise price of such option and the market value of the shares of Common Stock at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, the stock acquired by the participant must, among other things, be held for at least two years after the option is granted and one year after it is exercised. If the participant holds the stock for the period required for incentive stock option qualification, then he or she will be taxed only upon any gain realized upon disposition of the stock. The participant's gain at that time will be equal to the difference between the sales price of the stock and the exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance of by reason of death of the decedent, none of the time requirements described in this paragraph shall apply.
     If the participant fails to satisfy these time requirements, the option will be treated in a manner similar to options that are not incentive stock options. The participant is generally not taxed upon the grant of an option that is not an incentive stock option. Upon exercise of any such option, the participant recognizes ordinary income equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder would be taxable on any excess of the selling price over the fair market value at the date of exercise. If the participant fails to satisfy the time requirements described above with respect to an option intended to be an incentive stock option, the income to the participant and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (a) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition over (b) the exercise price. The Plan does not satisfy all the requirements of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Nonetheless, the Company anticipates that none of the compensation payable pursuant to the Plan will lose its deductibility by reason of Section 162(m), because no Covered Employee (as defined in Section 162(m)) who can participate in the Plan is expected to receive in any fiscal year aggregate compensation that exceeds $1 million and does not qualify as performance-based compensation under Section 162(m).
     The Plan provides that any option granted under the Plan will terminate on the date of a participant's termination of employment with the Company or any subsidiary, unless the participant (a) dies while in the employ of the Company or any subsidiary, in which event the option may be exercised during the one-year period after the date of the participant's death to the extent that the participant could have exercised the option immediately prior to his or her death; (b) becomes permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision), in which event the option may be exercised during the one-year period after the date of termination of the participant's employment to the extent that the participant could have exercised the option immediately prior to such termination; or (c) resigns or retires with the consent of the Company, in which event the option may be exercised during the three-month period after the participant's resignation or retirement to the extent the participant could have exercised the option immediately prior to such resignation or retirement. In no event may an option be exercised after the expiration of its fixed term.
     The Plan provides that no participant may sell any share of Common Stock acquired upon the exercise of an option within six months of the date of the grant of the underlying option.
     Options granted pursuant to the Plan are not transferrable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options granted pursuant to the Plan which are intended to qualify as incentive stock options are not transferrable except by will or the laws of descent and distribution and during a participant's lifetime are exercisable only by him or her.
     The price per share at which each option granted under the Plan may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 50% of the fair market value of the Company's shares of Common Stock on the date such option is granted. In the case of an option intended to qualify as an incentive stock option, the
                                       13
exercise price per share shall not be less than 100% (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary) of the fair market value of the Common Stock at the time such option is granted. The closing price of the Common Stock on December 17, 1997, was $6.875 per share.
     A participant may exercise an option by completing each of the following steps: (a) indicating in writing the decision to exercise the option and delivering such notice to the Company; (b) tendering to the Company payment in full in cash (or, if the Board or Committee so determines at the time of grant, in shares of the Company's Common Stock at the fair market value of such shares at the time of exercise) of the exercise price for the shares for which the option is exercised; (c) tendering to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to taxable income of the participant resulting from such exercise; and (d) complying with such other reasonable requirements as the Board or Committee may establish.
     The Plan provides that it may be suspended, terminated or amended by the Board or Committee, except that shareholder approval would be required in the event an amendment were to (a) materially increase the benefits accruing to participants, (b) increase the number of securities issuable under the Plan (other than an increase pursuant to the antidilution provisions of the Plan),
(c) change the class of individuals eligible to receive options or (d) otherwise materially modify the requirements for eligibility.
     The Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to shares subject to an option until a certificate for such shares has been delivered.
     No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.
     The Plan provides that it shall terminate on the close of business on October 20, 2007, and no option shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted under the Plan.
     Messrs. Ferguson and Coggins are the only executive officers or directors who currently participate in the Plan.
                                       14

     The following table provides certain information with respect to options granted under the Plan, subject to shareholder approval at the Annual Meeting.
                               NEW PLAN BENEFITS
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                             1997 STOCK OPTION PLAN

                                                                                   NUMBER
NAME AND POSITION                                                                 OF UNITS
-------------------------------------------------------------------------------   --------
James D. Ferguson (1)                                                               10,000
President and CEO
Robert E. Ackley (1)                                                                 5,000
VP -- Consumer Sales
Richard C. Coggins (1)                                                               6,000
VP, Secretary and Chief Financial Officer
Edmund K. Maier (1)                                                                  5,000
VP -- Marketing/R&D
Clyde A. Shew (1)                                                                    5,000
VP -- Medical Sales
Executive Group (2 persons) (1)                                                     16,000
Non-Executive Director Group (2)                                                         0
Non-Executive Officer Employee
Group (6 persons)                                                                   28,000

---------------
(1) The exercise price of each option was 100% of the fair market value on the date of the grant. The options shown will become exercisable at a rate of 20% per year beginning July 1, 1998.
(2) Not eligible to participate in the Plan.
     Each of the Named Officers, as a potential participant in the Plan, could be deemed to have an interest in approval of the Plan.
     The Plan is being submitted to the shareholders of the Company for approval in order to qualify the Plan under the incentive stock option rules of the Code, and because of the requirements of NASDAQ. If the Plan is not approved by the requisite shareholder vote (described above), it shall not become effective.
  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE
           SPAN-AMERICA MEDICAL SYSTEMS, INC. 1997 STOCK OPTION PLAN.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     The Board of Directors has selected Ernst & Young LLP as the independent certified public accountants for the Company for its 1998 fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Ernst & Young LLP has served the Company as independent auditors and tax advisors since 1985. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.
                             SHAREHOLDER PROPOSALS
     Proposals by shareholders for consideration at the 1999 Annual Meeting of Shareholders must be received at the Company's offices at Post Office Box 5231, Greenville, South Carolina 29606 no later than August 31, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1999 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.
                                       15

                               PROXY SOLICITATION
COSTS OF SOLICITATION
     The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged Corporate Communications, Inc. in Nashville, Tennessee to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.
BANKS, BROKERS AND OTHER CUSTODIANS
     Banks, brokers and other custodians are requested to forward proxy solicitation material to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.
                             FINANCIAL INFORMATION
     The Company's 1997 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended September 27, 1997 is being mailed to shareholders concurrently herewith. THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF DECEMBER 17, 1997, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED SEPTEMBER 27, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO SPAN-AMERICA MEDICAL SYSTEMS, INC., P.O. BOX 5231, GREENVILLE, SOUTH CAROLINA 29606 ATTENTION: RICHARD C. COGGINS.
                                 OTHER MATTERS
     Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.
                                             By Order of the Board of Directors,
                                             /s/ Richard C. Coggins
                                             RICHARD C. COGGINS
                                             SECRETARY
December 30, 1997
Greenville, South Carolina
                                       16

                   (Span-America Medical Systems, Inc. logo)

                                                                    Appendix A


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                             1997 STOCK OPTION PLAN


         1.  PURPOSE

         The purpose of the Span-America Medical Systems, Inc. 1997 Stock Option Plan (the "Plan") is to promote the growth and profitability of Span-America Medical Systems, Inc. (the "Company") and its subsidiaries ("Subsidiaries") from time to time by increasing the personal participation of officers and key employees in the financial performance of the Company, by enabling the Company to attract and retain officers and key employees of outstanding competence and by providing such officers and key employees with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of common stock of the Company, no par value per share ("Common Stock").

         2.  ADMINISTRATION

          The Plan shall be administered by the Company's Board of Directors (the "Board") or by a committee of the Board (the "Committee") composed solely of all members thereof who are "Non- Employee Directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended).

          The Board or Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of officers and key employees eligible to participate in the Plan the officers and key employees to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of and the term of each Option granted to each of such officers and key employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or key employees; (vi) make special grants of Options to officers or key employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or key employees in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted to officers or key employees under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

          Any action which the Board or Committee is authorized to take may be taken without a meeting if all the members of the Board or Committee sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board or Committee.

          The Board or Committee may designate selected Board or Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Board or Committee; subject in each such case to the requirements of Rule 16b-3.

          No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

         3.  STOCK SUBJECT TO PLAN

         The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 200,000 shares are reserved for the grant under this Plan of Options. Any or all of the options granted under Section 4 hereof may, at the Board's or Committee's discretion, be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The numbers of shares which may be granted under this Plan and under Section 4 hereof, respectively, may be adjusted to reflect any change in the capitalization of the Company as contemplated by Section 10 of the Plan and occurring after the adoption of this Plan. The Board or Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

         4.       ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING
                  OPTIONS

         The grant of Options under this Section 4 shall be limited to those officers and key employees of the Company or any of its Subsidiaries who have the greatest impact on the Company's long-term performance and are selected by the Board or Committee. Members of the Company's Board of Directors who are also officers or employees of the Company are eligible to receive Options under this
Section 4. In making any determination as to the officer(s) and key employee(s) to whom Options shall be granted under this Section 4 and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the

Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan.

          Options may be granted under this Section 4 only for a reason connected with an officer's or key employee's employment by the Company or any Subsidiary.

                  a.       Allotment of Shares

                   The Board or Committee may, in its sole discretion and subject to the provisions of this Plan, grant to participants eligible under this Section 4, on or after the date hereof, Options to purchase shares of Common Stock. Options granted under this Section 4 may, at the discretion of the Board or Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code; (ii) Options which are not intended so to qualify under Section 422 of the Code; or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.

                    Options granted under this Section 4 may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board or Committee, in its sole discretion, may from time to time determine.

                    In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which incentive stock options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options under this Section 4 not intended to qualify as incentive stock options under Section 422 of the Code may be granted to any Plan participant without regard to the Section 422(d) limita tions.

                  b. Option Price

           The price per share at which each Option granted under this Section 4 may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factor or factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 50% of the fair market value of the Company's shares of Common Stock on the date the Option is granted. In the case of an Option intended to qualify as an incentive stock option under
         Section 422 of the Code, the exercise price per share shall not be less than 100% (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary) of the fair market value of the Common Stock at the time such Option is granted.

                  If the Company's shares of Common Stock are:

                            (1) actively traded on any national securities
                  exchange or NASDAQ system that reports their sales prices, fair market value shall be the average of the high and the low sales prices per share on the date the Board or Committee grants the Option;

                            (2) otherwise traded over the counter, fair market
                  value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for the date the Board or Committee grants the Option; or

                            (3) not traded, the Board or Committee shall
                  consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

                  c. Term of Option

             The term of each Option granted under this Section 4 shall be established by the Board or Committee, but shall not exceed 10 years (or 5 years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of the grant.

                  d. Time of Granting Options

            The date of grant of an Option under this Section 4 shall, for all purposes, be the date on which the Board or Committee makes the determination of granting such Option. Notice of the determination shall be given to each officer or key employee to whom an Option is so granted within a reasonable time after the date of such grant.

                  e. Cancellation and Replacement of Options

                     The Board or Committee may at any time or from time to time permit the voluntary surrender by the holder of any outstanding Option granted under this Section 4 where such surrender is conditioned upon the granting under this Section 4 to such holder of new Option(s) for such number of shares as the Board or Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant under this Section 4 of new Option(s) to such holder.

                    The Board or Committee shall determine the terms and conditions of any such new Option(s), including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Option(s) surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan.

                    The shares subject to any Option so surrendered shall no longer be charged against the limitation or limitations provided in
         Section 3 of this Plan and may again become shares subject to the same applicable limitations of this Plan.

                    The granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.

         5.  NON-TRANSFERABILITY

         An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

         6.  EXERCISABILITY OF OPTIONS

          Subject to the provisions of this Plan, an Option granted under
Section 4 hereof shall be exercisable at such time or times after the date of grant thereof, according to such schedule and upon such conditions as may be determined by the Board or Committee at the time of grant.

          For a period of six months commencing on the date of grant of an Option hereunder to a participant, such participant may not sell any share(s) of Common Stock acquired upon exercise of such Option.

          Any Option granted under this Plan shall terminate prior to the expiration of its term on the date the optionee ceases to be an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while an employee of the Company or such Subsidiary, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death, (b) become permanently or totally disabled within the meaning of section 22(e)(3) of the Code (or any successor provision), in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship to the extent the optionee could have exercised the Option immediately prior to such termination, or (c) resign or retire with the consent of the Company, in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or retirement to the extent the optionee could have exercised the Option immediately prior to such resignation or retirement.

                  In no event may an Option be exercised after the expiration of its fixed term.

         7.  METHOD OF EXERCISE

          Each Option granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall at the same time tender to the Company payment in full in cash (or in the case of an option granted under Section 4 hereof, if the Board or Committee so determines at the time of grant, in shares of Common Stock at the fair market value of such shares at the time of exercise) of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, and (d) shall comply with such other reasonable requirements as the Board or Committee may establish.

          No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

          An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

         8.  TERMINATION OF OPTIONS

          An Option granted under this Plan shall be considered terminated in whole or part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.

         9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan, the shares to be covered by subsequent grants under Section 5 hereof and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the option price under such agreements shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Company and the benefits to the holders of such Options; provided in the case of incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate option price of such shares.

          Adjustments under this Section shall be made by the Board or Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.

         10.  COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

        No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

          In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.

         11.  NO RIGHT TO EMPLOYMENT

          Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee participant under the Plan any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment or position with the Company of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

         12.  AMENDMENT AND TERMINATION

          The Board or Committee may at any time suspend, amend or terminate this Plan. The Board or Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         In addition to Board or Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 9 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at a meeting duly held of the stockholders of the Company.

         13.  USE OF PROCEEDS

          The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

         14.  INDEMNIFICATION OF BOARD OR COMMITTEE

          In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         15.  EFFECTIVE DATE OF THE PLAN

          This Plan was adopted by the Board of the Company on October 21, 1997 and shall be effective as of October 21, 1997, subject to its approval by the appropriate shareholder vote at the next ensuing annual meeting of shareholders of the Company.

         16.  DURATION OF THE PLAN

          Unless previously terminated by the Board or Committee, this Plan shall terminate at the close of business on October 20, 2007, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.

                                      ,199



Dear        :

         In accordance with the 1997 Stock Option Plan (the "Plan") of Span-America Medical Systems, Inc. (the "Company"), you, as an officer or a key employee of the Company or its subsidiaries, and in order to give you an added proprietary interest in the Company and an additional incentive to advance the interest of the Company, were granted on , 199 , an option to purchase shares of the Common Stock of the Company upon the following terms and conditions:

         (1) The exercise price shall be $ ( % of the fair market value of a share on the date of grant , 199 );

         (2) This Option will become exercisable according to the following schedule:





         (3)      Once exercisable, this Option may be exercised until      ,
                         , subject to the terms and conditions of the
                  Plan, a copy of which is attached hereto and incorporated herein by reference. This Option is granted subject to the Plan and shall be construed in accordance with the Plan.

Page Two
            , 199



         (4) This Option is [is not] intended to be treated as an "incentive stock option" for purposes of Section 422 of the Internal Revenue Code.

         This Option is not transferable except pursuant to the terms and conditions of the Plan.

                                            Very truly yours, SPAN-AMERICA
                                            MEDICAL SYSTEMS, INC.



                                            By:

                                            Title:






I hereby accept the within Stock Option and acknowledge receipt of a copy of the Plan.




Optionee

Date:

                                                                     Appendix B


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                        Annual Meeting, February 3, 1998

The undersigned shareholder of Span-America Medical Systems, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints J. ERNEST LATHEM and JAMES M. SHOEMAKER, JR., and each of them, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at the Company's headquarters at 70 Commerce
Center, Greenville, South Carolina, on Tuesday, February 3, 1998, at 9:00 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPAN-AMERICA MEDICAL SYSTEMS, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE PROPOSAL
TO APPROVE THE SPAN-AMERICA MEDICAL SYSTEMS, INC. 1997 STOCK OPTION PLAN.

-------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signatures should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?
------------------------------         ----------------------------------------

------------------------------         ----------------------------------------

------------------------------         ----------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------
SPAN-AMERICA MEDICAL SYSTEMS, INC.
----------------------------------

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                        [ ]

RECORD DATE OF SHARES:

                                               For All   With-   For All
                                               Nominees  hold    Except

1. Election of Directors as set forth in the
   accompanying Proxy Statement (except as
   marked to the contrary below).                [ ]      [ ]      [ ]

             Richard C. Coggins
             James D. Ferguson
                Brien Laing

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                For     Against  Abstain
2. Proposal to approve the Span-America
   Medical Systems, Inc. 1997 Stock Option
   Plan.                                        [ ]       [ ]      [ ]

3. AT THEIR DISCRETION UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE
   MEETING.

------------------------------------------------------------------------------
   Please be sure to sign and date this proxy.       Date


---Shareholder sign here-----------------------------Co-owner sign here-------

DETACH CARD                                                         DETACH CARD